UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2007

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BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading under Registrant’s Employee Benefit Plans

Black Hills Corporation (the “Company”) has determined to retain a new recordkeeper for its Black Hills Corporation and Cheyenne Light, Fuel and Power Company Retirement Savings Plans (the “401(k) Plans”). In connection with transitioning services to the new recordkeeper, there will be a blackout period during which participants in the Plans will be temporarily unable to direct or to diversify investments in their individual accounts, including accounts that hold the Company’s common stock. The blackout period is expected to begin on April 19, 2007 and end the week of May 7, 2007.

In accordance with the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, on March 16, 2007, the Company notified its directors and executive officers of a corresponding blackout period with respect to shares of the Company’s common stock. Attached hereto as Exhibit 99 and incorporated by reference herein is a copy of the Blackout Notice.

The Company received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on March 14, 2007.

During the blackout period and the two year period following the ending date of the blackout period, stockholders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the director and executive officer blackout period by contacting Roxann R. Basham at (605) 721-2300.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
	99	Notice of Blackout Period dated March 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies
Mark T. Thies
Executive Vice President
and Chief Financial Officer

Date: March 16, 2007

Exhibit Index

Exhibit Number	Title of Document

99	Notice of Blackout Period dated March 16, 2007

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